UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 9, 2008

POLYPORE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

                As previously disclosed in Polypore International, Inc.’s (the “Company”) public filings with the Securities and Exchange Commission, the Company has been cooperating with the Federal Trade Commission (the “FTC”) in its investigation of the Company’s acquisition of Microporous Holding Corporation (“Microporous”) in February 2008.

                    As a result of this investigation, on September 9, 2008, the FTC issued an administrative complaint against the Company alleging that the Company’s actions and the acquisition of Microporous have substantially lessened competition in North American markets for lead-acid battery separators.  Proceedings will be held before an Administrative Law Judge of the FTC with an initial hearing preliminarily scheduled for December 9, 2008. The timing of a final resolution of this matter is uncertain.

                    The Company believes that the complaint is unfounded and that the Microporous acquisition is and will continue to be beneficial to its customers and the industry. Therefore, the Company intends to vigorously defend this action by the FTC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: September 10, 2008	By:	/s/ Phillip Bryson
Phillip Bryson
General Counsel and Assistant Secretary